                                                                    EXHIBIT 20.6
                                     UCFC
                               UCFC LOAN TRUST
                                SERIES 1996-B1
                              RESERVE FUND TRUST
                       STATEMENT TO CERTIFICATEHOLDERS

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                                               DISTRIBUTIONS IN DOLLARS
                                  PRIOR                                                                                   CURRENT
                 ORIGINAL       PRINCIPAL                                    REALIZED        DEFERRED                    PRINCIPAL
   CLASS       FACE VALUE        BALANCE        INTEREST        PRINCIPAL      TOTAL          LOSSES        INTEREST      BALANCE
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   A TRUST         0.00            0.00           0.00            0.00          0.00           0.00           0.00           0.00
   B TRUST         0.00            0.00           0.00            0.00          0.00           0.00           0.00           0.00





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TOTALS             0.00           0.00            0.00            0.00          0.00           0.00           0.00           0.00
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                                         FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                             PASS-THROUGH
                                   PRIOR                                                            CURRENT            RATES
                                 PRINCIPAL                                                         PRINCIPAL
   CLASS          CUSIP           BALANCE          INTEREST       PRINCIPAL           TOTAL         BALANCE     CURRENT      NEXT
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    A TRUST                       0.000000         0.000000        0.000000         0.000000        0.000000       NA          NA
    B TRUST                       0.000000         0.000000        0.000000         0.000000        0.000000       NA          NA







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SELLER:                               UCFC Acceptance Corporation          ADMINISTRATOR:                  Vince Valdes
SERVICER:                        United Companies Lending Corporation                                   Bankers Trust Company
LEAD UNDERWRITER:                     UCFC Acceptance Corporation                                           3 Park Plaza
RECORD DATE:                               October 31, 1996                                              Irvine, CA 92714
DISTRIBUTION DATE:                         November 15, 1996               FACTOR INFORMATION:            (800) 735-7777
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                                                                                          (C) COPYRIGHT 1996 Bankers Trust Company

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